Exhibit 99.1

For More Information:

Investor Contact:	Press Contact:
Karen Blasing	Matt Keowen
Nuance	Nuance
(650) 847-0000	(650) 847-0000
kblasing@nuance.com	mkeowen@nuance.com

NUANCE REPORTS FIRST QUARTER 2005 RESULTS

MENLO PARK, Calif—May 9, 2005—Nuance (Nasdaq:NUAN) today announced results for the quarter ended March 31, 2005. Total revenue for the quarter was $11.8 million, down 7.1% as compared to $12.7 million in the first quarter of 2004.

“As our earlier guidance suggested, Nuance’s first quarter 2005 revenue was lower than experienced in our strong fourth quarter 2004,” said Charles Berger, president and CEO of Nuance. “As we have continued to strengthen our sales team, our pipeline has grown since the beginning of the first quarter.”

Net loss for the first quarter 2005 was $4.6 million, or a $.13 net loss per share, an increase in the net loss of $2.6 million, or $.07 net loss per share, in the first quarter of 2004.

In a separate announcement, Nuance Communications and ScanSoft, Inc. (Nasdaq: SSFT) today announced a definitive agreement whereby ScanSoft will acquire all of the outstanding common stock of Nuance, merging the two organizations into a single company with the expertise and resources required to satisfy the increasing demand for powerful speech solutions. See today’s press release titled, ScanSoft and Nuance to Merge, Creating Comprehensive Portfolio of Enterprise Speech Solutions and Expertise.

Customer Wins

Leading North American, European, and Asia-Pacific telecommunications companies, travel organizations, financial institutions, healthcare providers and others continue to turn to Nuance for phone self-service solutions that improve the customer experience and reduce costs.

During the first quarter, industry leaders, including Alaska Airlines, Austar, Caremark, SunTrust Bank, Inc., TELUS, West Corporation, and others made their initial investments in Nuance or expanded the capacity of their existing Nuance voice automation solutions. Contracts with these companies and others were won directly by Nuance and through its resellers, including Edify, Intervoice, Syntellect and others.

Additionally in the quarter, Nuance announced that its speech recognition software has been selected by NASA for use on the International Space Station. In the future, NASA’s “Clarissa” astronaut assistant will talk astronauts through thousands of important procedures related to life support systems, medical exams, and equipment checkout. The experimental Clarissa application is set to be used by astronauts during the next six months, as part of International Space Station Expedition 11.

Industry Recognition

Nuance’s products and solutions continue to be recognized by the industry’s leading publications.

During the quarter, Nuance received the inaugural 2005 IP Contact Center Technology Pioneer Award from Technology Marketing Corporation’s Customer Inter@ction Solutions Magazine. The award was presented to Nuance for its Nuance Voice Platform(TM) 3.0, the industry’s first open, VoiceXML standards-based platform optimized for voice automation solutions. Because Nuance Voice Platform 3.0 features a unique, voice automation-specific application design and deployment environment, tight integration with Nuance’s latest speech technologies, and broadened support for a range of standards and operating systems, organizations benefit from lower total cost of ownership, accelerated time-to-market of voice applications and optimal automation performance.

Nuance has received numerous other awards this year for its products and solutions. These include recognition for Nuance Call Steering 1.0 - the company’s packaged voice automation application - and Nuance 8.5 speech recognition software.

About Nuance

In an era where a focus on the customer is essential to business success, Nuance provides leading companies with voice-automation solutions that enable both an outstanding customer experience and corporate cost efficiency. Nuance is a leader in the voice automation market, providing software and solutions to more than 1,000 companies worldwide. Clients include Avon, British Airways, Nomura Securities, OnStar, Sprint PCS, United Parcel Service, Vodafone and Wells Fargo. Nuance (Nasdaq:NUAN) is headquartered in Menlo Park, Calif., and has offices around the world. For more information, visit www.nuance.com or call 1-888-NUANCE-8.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

ScanSoft plans to file with the SEC a Registration Statement on Form S 4 in connection with the transaction and ScanSoft and Nuance plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about ScanSoft, Nuance, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by ScanSoft and Nuance through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from ScanSoft by contacting ScanSoft Investor Relations at (978) 977-2000 or from Nuance by contacting Nuance Investor Relations at (650) 847-0000.

ScanSoft and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and Nuance in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Joint Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in ScanSoft’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 28, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from ScanSoft by contacting ScanSoft Investor Relations at (978) 977-2000.

Nuance and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and Nuance in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Joint Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Nuance’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on May 2, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Nuance by contacting Nuance Investor Relations at (650) 847-0000.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including, for example, those relating to the business and customer benefits attainable by using Nuance’s speech products, and regarding the proposed transaction between ScanSoft and Nuance. There is no assurance that the results contemplated or implied by any forward-looking statements will be realized. The following factors, risks and uncertainties, among others, could cause actual results to differ materially from those contemplated by this press release’s forward-looking statements: the ability to consummate the transaction; the ability to adequately capitalize on sales pipeline in future quarters or produce additional demand for our voice solutions in key world markets; and other factors described in Nuance’s filings with the Securities and Exchange Commission, including in Nuance’s last-filed Form 10-K. Nuance does not undertake to update any oral or written forward-looking statements that may be made by or on behalf of Nuance.

Nuance, Nuance Voice Platform and Nuance Call Steering are registered trademarks or trademarks of Nuance Communications, Inc. All other trademarks are property of their respective owners.

Nuance Communications, Inc.

Consolidated Statement of Operations

(In Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2005	2004
Revenue:
License	$4,163	$5,503
Service	3,634	3,562
Maintenance	4,004	3,637

Total revenue	11,801	12,702

Cost of revenue:
License	88	88
Service	3,118	2,597
Maintenance	652	708

Total cost of revenue	3,858	3,393

Gross profit	7,943	9,309

Operating expenses:
Sales and marketing	6,942	6,189
Research and development	3,192	4,097
General and administrative	3,151	1,929
Non-cash compensation expense	—	73
Restructuring credits	(51)	(41)

Total operating expenses	13,234	12,247

Loss from operations	(5,291)	(2,938)
Interest and other income, net	587	234

Loss before income taxes	(4,704)	(2,704)
Benefit from income taxes	(153)	(97)

Net loss	$(4,551)	$(2,607)

Basic and diluted net loss per share	$(0.13)	$(0.07)

Shares used to compute basic and diluted net loss per share	36,121	35,067

Reconciliation of net loss in accordance with generally accepted accounting principles to adjusted net loss:

Net loss	$(4,551)	$(2,607)
Non-cash compensation expense	—	73
Restructuring credits	(51)	(41)
Adjusted net loss	$(4,602)	$(2,575)

Adjusted basic and diluted net loss per share	$(0.13)	$(0.07)

Shares used in computing adjusted basic and diluted net loss per share	36,121	35,067

Nuance Communications, Inc.

Consolidated Balance Sheets

(In thousands)

	March 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$69,547	$53,583
Short-term investments	18,029	37,493
Accounts receivable, net	9,072	13,953
Prepaid expenses and other current assets	4,864	3,839

Total current assets	101,512	108,868
Property and equipment, net	3,742	4,059
Long-term note receivable	5,035	5,005
Intangible assets, net	477	580
Restricted cash	11,109	11,109
Deferred income taxes	394	398
Other assets	221	238

Total assets	$122,490	$130,257

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,511	$1,328
Accrued liabilities	7,827	8,067
Current restructuring accrual	10,327	10,203
Current deferred revenue	7,378	8,157

Total current liabilities	27,043	27,755
Long-term deferred revenue	507	544
Long-term restructuring accrual	50,228	52,705
Other long-term liabilities	37	37

Total liabilities	77,815	81,041
Stockholders’ equity	44,675	49,216

Total liabilities and stockholders’ equity	$122,490	$130,257